Exhibit 10.13

April 1, 2005

VIA HAND DELIVERY

[Name of Executive Officer]

[Address]

[City, State, Zip Code]

Dear [Executive Officer of OMNOVA Solutions Inc.]:

As you know, OMNOVA has faced unprecedented challenges in its markets and economic conditions over the past several years. As we make all efforts to turn around performance in 2005, your continuing commitment and undivided attention to management of the Company is more essential than ever.

Recognizing these needs, the Compensation and Corporate Governance Committee of the OMNOVA Solutions’ Board of Directors has authorized a retention payment to you in the amount of $                          [amount equal to 15% of Executive Officer’s base salary] (the “Retention Payment”), subject to the conditions set forth in this letter agreement, to assure your continued employment and dedication to the Company.

The Retention Payment is payable immediately upon your acceptance of this letter agreement, and will be subject to normal tax withholding. Should you voluntarily retire or resign your employment with the Company, regardless of the reason therefore, on or before April 1, 2006, you will be required to repay the Company the full amount of the Retention Payment (net of taxes withheld). Moreover, should your employment with the Company be terminated “for cause” on or before April 1, 2006, you will be required to repay the Company the full amount of the Retention Payment (net of taxes withheld). For purposes of this letter agreement, “cause” shall have the meaning set forth in Exhibit 1 attached to this letter agreement.

Nothing herein shall constitute a commitment for employment for any specified duration or be deemed to limit OMNOVA’s right or power to terminate your employment at any time for any reason, or no reason at all. This letter agreement reflects the entire agreement between the parties with respect to the Retention Payment.

In order to be eligible for the Retention Payment, please indicate your acceptance of the terms and conditions of this Letter Agreement by signing below and returning this Letter Agreement to Greg Troy within ten (10) business days of the date of this Letter Agreement.

Sincerely,

Kevin M. McMullen

Accepted and Agreed this      day of April, 2005:

[Executive Officer]

Exhibit 1

“Cause” means that you shall have committed:

(i) a criminal violation involving fraud, embezzlement or theft in connection with your duties or in the course of your employment with the Company or any subsidiary;

(ii) intentional wrongful damage to property of the Company or any subsidiary;

(iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any subsidiary; or

(iv) intentional wrongful engagement in any Competitive Activity (as defined below);

and any such act shall have been demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on your part shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for “Cause” hereunder unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to you and an opportunity for you, together with your counsel (if you choose to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, you had committed an act constituting “Cause” as herein defined and specifying the particulars thereof in detail. Nothing herein will limit your right or your beneficiaries to contest the validity or propriety of any such determination.

“Competitive Activity” means your participation, without the written consent of an officer of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such enterprise’s sales of any product or service competitive with any product or service of the Company amounted to 25% of such enterprise’s net sales for its most recently completed fiscal year and if the Company’s net sales of said product or service amounted to 25% of the Company’s net sales for its most recently completed fiscal year. “Competitive Activity” will not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto or (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.